Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Sharps Technology, Inc.

(Exact name of Registrant as Specified in its Charter)

					Proposed
					Maximum	Maximum
		Security	Fee		Offering	Aggregate		Amount of
	Security	Class	Calculation	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered(1)	Share(2)	Price	Fee Rate	Fee(2)

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	Rule 457(o)	259,092	$2.90	$751,366.80	0.0001531	$115.034
	Total Offering Amounts					$751,366.80		$115.034
	Total Fees Previously Paid					$0.00		$0
	Total Fee Offsets							$0
	Net Fee Due							$115.034

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2) With respect to the shares of common stock offered by the selling stockholders named herein, the offering price has been estimated at the last reported sale price of our common stock was $2.90 per share on October 22, 2024, for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.